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                                                                   Exhibit 10.56


                             NOTE PURCHASE AGREEMENT


         NOTE PURCHASE AGREEMENT, dated as of March 29, 2004 ("Agreement"), between Ladenburg Thalmann Financial Services Inc., a Florida corporation (the "Company"), and Berliner Effektengesellschaft AG, a German corporation ("Berliner")

                                    RECITALS:

         A. Berliner is the holder of a senior convertible promissory note due December 31, 2005 issued by the Company to Berliner in the principal amount of $1,990,000 (plus all accrued but unpaid interest thereon) (the "Note");

         B. The Company desires to repurchase from Berliner, and Berliner desires to sell to the Company, the Note on the terms and conditions set forth herein;

         NOW THEREFORE, the parties hereto agree as follows:

         1. PURCHASE AND SALE OF NOTES. Subject to the terms and conditions herein set forth, Berliner hereby agrees to sell to the Company, and the Company hereby agrees to repurchase the Note, for an aggregate purchase price of $1,000,000.

         2. CLOSING. The closing of the purchase and sale of the Note ("Closing") shall take place on the third business day following the execution of this Agreement at the offices of Graubard Miller, 600 Third Avenue, New York, New York 10016 or on such other date as the Company and Berliner mutually agree. At the Closing, Berliner, against receipt of the purchase price in good funds by wire transfer to an account designated in writing by Berliner, will deliver the Note to the Company.

         3. REPRESENTATIONS OF BERLINER. Berliner hereby represents and warrants to the Company as follows:

                  (a) Berliner is the record and beneficial owner of, and has good and marketable title to, the Note, free and clear of all liens, security interests, charges, claims, restrictions and other encumbrances. No other person or entity has any interest in the Note of any nature.

                  (b) Berliner has the full legal power to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. All acts required to be the taken by Berliner to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes the legal, valid and binding obligation of Berliner, enforceable in accordance with its terms.

                  (c) Berliner recognizes that its right to acquire equity securities of the Company by converting the Note will be surrendered as a result of the transactions contemplated by this Agreement and that it will no longer have any right to receive any payment of principal or accrued but unpaid interest on the Note.

                  (d) Berliner has had both the opportunity to ask questions and receive answers from the officers and directors of the Company concerning the business and operations of the Company and to obtain any additional information regarding the



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Company and its business and operations to the extent the Company possesses such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information, including reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                  (e) Berliner possesses sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of the sale of the Note to the Company and the transactions contemplated by this Agreement.

                  (f) Berliner acknowledges that, simultaneously with the consummation of the transactions contemplated by this Agreement, New Valley Corporation and Frost-Nevada Investments Trust are entering into an agreement to convert the full face value of the $18.01 million principal amount of Senior Convertible Promissory Notes held by such parties, plus all accrued interest thereon, into common stock of the Company at conversion prices of $1.10 per share and $0.70 per share, respectively.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Berliner as follows:

                  (a) The Company has the full legal power to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. All acts required to be the taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         5. MISCELLANEOUS.

                  (a) The warranties and representations of the Company and Berliner contained in or made pursuant to this Agreement shall survive the closing of the transaction contemplated by this Agreement and they shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or Berliner.

                  (b) This Agreement shall be binding upon and inure to the benefit of each party hereto, and its respective heirs, executors, legal representatives, successors and assigns. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subject matter hereof and may not be amended or modified except by a written agreement specifically referring to this Agreement signed by all the parties. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.


                  (c) This Agreement shall be governed by and construed under the internal laws of the State of New York, disregarding any principles of conflicts of laws. The parties acknowledge that this selection of law is reasonable because of the diversity of jurisdictions in which the parties are domiciled and operate their businesses.




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                  (d) In the event of any dispute under this Agreement among or between the parties, but not as to any third parties, then and in such event, each party agrees that the same shall be submitted to the American Arbitration Association (AAA) in the City of New York, State of New York, for its decision and determination in accordance with its rules and regulations then in effect. The panel shall consist of three arbitrators, as mutually determined, provided that if the parties cannot agree on one or more of the arbitrators, then the AAA will designate the arbitrators. Each of the parties agrees that the decision and or award made by the AAA may be entered as a judgment of the courts of the State of New York and shall be enforceable as such.

                  (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that this Agreement may be executed by facsimile copy, which signature will be treated for all purposes as an original signature.

                  (f) Any notice required or permitted under this Agreement shall be given in writing and shall either be delivered personally or sent by certified mail, return receipt requested, postage prepaid, or by Federal Express next business day service with signed receipt required, to the addresses set forth on the signature page, or to such other address as either shall have specified by notice in writing to the other, and shall be deemed duly given hereunder when so delivered.


                  (g) The section headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision of this Agreement.




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                  IN WITNESS WHEREOF, the parties have duly executed and
delivered this Agreement as of the date first above written.


BERLINER EFFEKTENGESELLSCHAFT AG



By: /s/ Holger Timm
   ----------------------------------------
Name: Holger Timm
Title: Chief Executive Officer
Address: Kurfustendamm 119
         10711 Berlin, Germany


LADENBURG THALMANN FINANCIAL SERVICES INC.




By: /s/ Salvatore Giardina
    ----------------------------------------
Name:    Salvatore Giardina
Title:   Vice President and Chief
         Financial Officer
Address: 590 Madison Avenue
         New York, New York 10016





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